UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
FLIGHT SAFETY TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	95-4863690 (I.R.S. Employer ID No.)

        28 Cottrell Street, Mystic, Connecticut 06355
(Address of principal executive offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange of which each class is to be registered
Units, each consisting of two shares of common stock and one Common Stock Purchase Warrant to purchase one share of Common Stock	American Stock Exchange
Common Stock, par value $0.001 per share	American Stock Exchange
Common Stock Purchase Warrants	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: No. 333-109916

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

The description of securities required by this Item is contained under the heading "Description of Securities" in our Registration Statement on Form SB-2, File No. 333-109916, originally filed with the Securities and Exchange Commission on October 23, 2003, as amended to date and including any other amendments to such Registration Statement made prior to the effective date (collectively, the "Registration Statement"). The Registration Statement is incorporated herein by reference.

Item 2. Exhibits

The following Exhibits to this registration statement have been or will be filed as exhibits to the Registration Statement and are hereby incorporated by reference herein:

Exhibit Number	Description
1 2 3 4 5 6 7

Form of Underwriting Agreement. (1)
Articles of Incorporation. (2)
Certificate of Amendment to Articles of Incorporation. (3)
By-Laws. (4)
Form of Unit Certificate. (5)
Form of Public Warrant Agreement (including Form of Warrant Certificate). (6)
Form of Underwriter's Unit Warrant Agreement (including Form of Underwriter's Unit
   Warrant Certificate). (7)

(1) (2) (3) (4) (5) (6) (7)

Incorporated by reference to Exhibit 1.1 on our Form SB-2/A, which was filed on
   November 26, 2003.
Incorporated by reference to Exhibit 3.1 on our Form SB-2, which was filed on
   August 9, 2001.
Incorporated by reference to Appendix A on our Schedule 14C Information Statement
   which was filed on August 14, 2002.
Incorporated by reference to Exhibit 3.2 on our Form SB-2, which was filed on
   August 9, 2001.
Incorporated by reference to Exhibit 4.3 on our Form SB-2/A, which was filed on
   November 26, 2003.
Incorporated by reference to Exhibit 4.4 on our Form SB-2/A, which was filed on
   November 26, 2003.
Incorporated by reference to Exhibit 4.5 on our Form SB-2/A, which was filed on
   November 26, 2003.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 27th day of January, 2004.

FLIGHT SAFETY TECHNOLOGIES, INC.
By:

Samuel A. Kovnat Chairman and Chief Executive Officer